Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Virios Therapeutics, Inc. (the "Company") for the registration of securities available for issuance pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan, of our report dated March 18, 2022, with respect to the financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ FORVIS, LLP (Successor to Dixon Hughes Goodman LLP)

Atlanta, Georgia

June 22, 2022